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           Consent of Independent Registered Public Accounting Firm


The Board of Directors
Genworth Life Insurance Company of New York:


We consent to the use of our report dated April 11, 2008 with respect to the Genworth Life Insurance Company of New York and subsidiaries' consolidated financial statements, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.


/s/ KPMG LLP

Richmond, Virginia
May 23, 2008